As filed with the Securities and Exchange Commission on May 1, 1998
                                                           File No. 333-



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933


                       Pacific Gateway Exchange, Inc.
           (Exact Name of Registrant as Specified in its Charter)

          Delaware                                     94-3134065
(State or Other Jurisdiction              (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

533 Airport Blvd., Suite 505
  Burlingame, California                                        94010
(Address of Principal Executive Offices)                     (Zip Code)


        Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan
                          (Full Title of the Plan)


                            Howard A. Neckowitz
                   President and Chief Executive Officer
                        533 Airport Blvd., Suite 505
                        Burlingame, California 94010
                  (Name and Address of Agent For Service)
                               (650) 375-6700
       (Telephone Number, Including Area Code, of Agent For Service)


                      CALCULATION OF REGISTRATION FEE

                                                             Proposed              Proposed
                                                             Maximum                Maximum
   Title of Securities to be          Amount to be        Offering Price           Aggregate              Amount of
           Registered                  Registered           Per Share*          Offering Price*       Registration Fee
Common Stock, $.0001 par                3,703,255
value...........................         Shares               $52.375           $193,957,980.63          $57,217.61
======================================================================================================================

* Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share is estimated as $52.375 solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported in The Wall Street Journal on April 27, 1998.

Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, File No. 333-24833, as amended by Post-Effective Amendment No. 1 thereto (the "Prior Registration Statement") are incorporated herein by reference. This Registration Statement covers 3,703,255 shares which, together with the 296,745 shares being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 4,000,000 shares issuable under the 1997 Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan.

                                  PART II


                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT


Item 8.  Exhibits.

        See Exhibit Index which is incorporated herein by reference.

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlingame, State of California, on this 1st day of May, 1998.

                                  PACIFIC GATEWAY EXCHANGE, INC.


                                  By:  /s/ Howard A. Neckowitz
                                       ------------------------
                                        Howard A. Neckowitz
                                        President, Chief Executive Officer and
                                        Chairman of the Board

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Howard A. Neckowitz or Gail E. Granton, the true and lawful attorney-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on this 1st day of May, 1998.

    Signature                                  Title
    ---------                                  -----


/s/ Howard A. Neckowitz             President, Chief Executive Officer
Howard A. Neckowitz                 and Chairman of the Board and
                                    Director (Principal Executive Officer)


/s/ Gail E. Granton                 Executive Vice President,
Gail E. Granton                     International Business Development,
                                    Secretary and Director


/s/ Sandra Grey
Sandra Grey                         Chief Financial Officer
                                    (Principal Financial Officer)
                                    (Principal Accounting Officer)


/s/ Barry J. Volante
Barry J. Volante                     Director


/s/ Charles M. Dalfen
Charles M. Dalfen                    Director


/s/ James J. Junewicz
James J. Junewicz                    Director

                            EXHIBIT INDEX

Exhibit
Number                Description of Exhibit
------                ----------------------

4(a) Amended and Restated Certificate of Incorporation of Pacific Gateway Exchange, Inc., as amended
             May 20, 1997. 1/

4(b) By-laws of Pacific Gateway Exchange, Inc., as amended December 30, 1997. 2/

5            Opinion of Mayer, Brown & Platt.

23(a)        Consent of Coopers & Lybrand L.L.P.

23(b)        Consent of Mayer, Brown & Platt (contained in
             Exhibit 5).

24 Powers of Attorney (included on the signature page of the registration statement).

----------------

1/ Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 000- 21043), and incorporated into this Registration Statement on Form S-8 by reference.

2/ Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-21043), and incorporated into this Registration Statement on Form S-8 by reference.

                                                                E-1